Exhibit 10.5

PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT

 THIS PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT, dated as of November 16, 2021 (as it may from time to time be amended, this “Agreement”), is entered into by and among Nabors Energy Transition Corp., a Delaware corporation (the “Company”), and each of the parties set forth on the signature page hereto under “Purchasers” (the “Purchasers”).

 WHEREAS, the Company intends to consummate an initial public offering of the Company’s units (the “Public Offering”), each unit consisting of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and one-half of one redeemable warrant as set forth in the Company’s registration statement on Form S-1, filed with the Securities and Exchange Commission (the “SEC”), File Number No. 333-256876 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). Each whole warrant entitles the holder to purchase one share of Common Stock at an exercise price of $11.50 per share. The Purchasers (together with certain other individuals and entities agreeing to purchase warrants pursuant to that certain other Private Placement Warrant Purchase Agreement dated as of the date hereof), have agreed to purchase an aggregate of 12,290,000 warrants (or up to 13,730,000 warrants if the over-allotment option in connection with the Public Offering is exercised in full) (the “Private Placement Warrants”), each whole Private Placement Warrant entitling the holder to purchase one share of Common Stock at an exercise price of $11.50 per share.

 NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

 AGREEMENT

Section 1.                    Authorization, Purchase and Sale; Terms of the Private Placement Warrants.

A.                 Authorization of the Private Placement Warrants. The Company has duly authorized the issuance and sale of the Private Placement Warrants to the Purchasers.

B.                  Purchase and Sale of the Private Placement Warrants.

(i)                 On the date that is one business day prior to the date of the consummation of the Public Offering or on such earlier time and date as may be mutually agreed by the Purchasers and the Company (the “Initial Closing Date”), the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, the number of Private Placement Warrants set forth opposite such Purchaser’s name on Exhibit A to this Agreement at a price of $1.00 per warrant (the “Purchase Price”). The Purchasers shall pay the Purchase Price set forth opposite such Purchaser’s name on Exhibit A to this Agreement by wire transfer of immediately available funds in accordance with the Company’s wiring instructions. On the Initial Closing Date, upon the payment by the Purchasers of the Purchase Price, the Company, at its option, shall deliver a certificate evidencing the Private Placement Warrants purchased on such date duly registered in the Purchaser’s name to each of the Purchasers, or effect such delivery in book-entry form.

(ii)               On the date that is one business day prior to the date of the consummation of the closing of the over-allotment option in connection with the Public Offering or on such earlier time and date as may be mutually agreed by the Purchasers and the Company (each such date, an “Over-allotment Closing Date,” and each Over-allotment Closing Date (if any) and the Initial Closing Date being sometimes referred to herein as a “Closing Date”), the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, the number of Private Placement Warrants set forth opposite such Purchaser’s name on Exhibit A to this Agreement at a price of $1.00 per warrant (the “Over-allotment Purchase Price”). The Purchasers shall pay the Over-allotment Purchase Price set forth opposite such Purchaser’s name on Exhibit A to this Agreement by wire transfer of immediately available funds in accordance with the Company’s wiring instructions. On the Over-allotment Closing Date, upon the payment by the Purchasers of the Over-allotment Purchase Price, the Company shall, at its option, deliver a certificate evidencing the Private Placement Warrants purchased on such date duly registered in the Purchaser’s name to each of the Purchasers, or effect such delivery in book-entry form.

C.                 Terms of the Private Placement Warrants.

(i)                Each Private Placement Warrant shall have the terms set forth in a Private Warrant Agreement to be entered into by the Company and a warrant agent in connection with the Public Offering (the “Warrant Agreement”).

(ii)               At the time of the closing of the Public Offering, the Company and the Purchasers shall enter into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company will grant certain registration rights to the Purchasers relating to the Private Placement Warrants and the shares of Common Stock underlying the Private Placement Warrants.

Section 2.                   Representations and Warranties of the Company. As a material inducement to the Purchasers to enter into this Agreement and purchase the Private Placement Warrants, the Company hereby represents and warrants to the Purchasers (which representations and warranties shall survive each Closing Date) that:

A.                 Incorporation and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement and the Warrant Agreement.

B.                 Authorization; No Breach.

(i)               The execution, delivery and performance of this Agreement and the Private Placement Warrants have been duly authorized by the Company as of the Closing Date. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law). Upon issuance in accordance with, and payment pursuant to, the terms of the Warrant Agreement and this Agreement, the Private Placement Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms as of the Closing Date, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii)              The execution and delivery by the Company of this Agreement and the Private Placement Warrants, the issuance and sale of the Private Placement Warrants, the issuance of the shares of Common Stock upon exercise of the Private Placement Warrants and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and will not as of the Closing Date (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets under, (d) result in a violation of or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the amended and restated certificate of incorporation or bylaws of the Company (as each is in effect as of the Closing Date) or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

C.                 Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the shares of Common Stock issuable upon exercise of the Private Placement Warrants will be duly and validly issued, fully paid and non-assessable. On the date of issuance of the Private Placement Warrants, the shares of Common Stock issuable upon exercise of the Private Placement Warrants shall have been reserved for issuance in accordance with the terms of this Agreement. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, each Purchaser will have good title to the Private Placement Warrants purchased by such Purchaser and the shares of Common Stock issuable upon exercise of such Private Placement Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and any transfer restrictions described in the Registration Statement, (ii) transfer restrictions under federal and state securities laws and (iii) liens, claims or encumbrances imposed due to the actions of such Purchaser.

D.                 Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby.

Section 3.                   Representations and Warranties of the Purchasers. As a material inducement to the Company to enter into this Agreement and issue and sell the Private Placement Warrants to the Purchasers, each Purchaser hereby, severally and not jointly, represents and warrants to the Company (which representations and warranties shall survive each Closing Date) that:

A.                 Organization and Requisite Authority. Such Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

B.                  Authorization; No Breach.

(i)               This Agreement constitutes a valid and binding obligation of such Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii)              The execution and delivery by such Purchaser of this Agreement and the fulfillment of and compliance with the terms hereof by such Purchaser does not and shall not as of each Closing Date conflict with or result in a breach by such Purchaser of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which such Purchaser is subject.

C.                 Investment Representations.

(i)               Such Purchaser is acquiring the Private Placement Warrants and, upon exercise of the Private Placement Warrants, the shares of Common Stock issuable upon such exercise (collectively, the “Securities”), for such Purchaser’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii)              Such Purchaser is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act.

(iii)             Such Purchaser understands that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Purchaser’s compliance with, the representations and warranties of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire such Securities.

(iv)             Such Purchaser did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act.

(v)              Such Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Purchaser. Such Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. Such Purchaser understands that its investment in the Securities involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

(vi)             Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by such Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(vii)            Such Purchaser understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder; and (c) Rule 144 adopted pursuant to the Securities Act will not be available for resale transactions of Securities prior to a Business Combination and may not be available for resale transactions of Securities after a Business Combination.

(viii)           Such Purchaser has such knowledge and experience in financial and business matters, knows of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time. Such Purchaser has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. Such Purchaser can afford a complete loss of its investment in the Securities.

Section 4.                  Conditions of the Purchasers’ Obligations. The obligations of the Purchasers to purchase and pay for the Private Placement Warrants are subject to the fulfillment, on or before each Closing Date, of each of the following conditions:

A.                 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct at and as of such Closing Date as though then made.

B.                   Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing Date.

C.                  No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

D.                 Warrant Agreement. The Company shall have entered into a Warrant Agreement with a warrant agent on terms satisfactory to the Purchasers.

Section 5.                   Conditions of the Company’s Obligations. The obligations of the Company to the Purchasers under this Agreement are subject to the fulfillment, on or before each Closing Date, of each of the following conditions:

A.                 Representations and Warranties. The representations and warranties of the Purchasers contained in Section 3 shall be true and correct at and as of such Closing Date as though then made.

B.                 Performance. The Purchasers shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchasers on or before such Closing Date.

C.                 Corporate Consents. The Company shall have obtained the consent of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the Warrant Agreement and the issuance and sale of the Private Placement Warrants hereunder.

D.                  No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

E.                  Warrant Agreement. The Company shall have entered into a Warrant Agreement with a warrant agent on terms satisfactory to the Company.

Section 6.                   Termination. This Agreement may be terminated at any time after June 30, 2022 upon the election by either the Company or each Purchaser upon written notice to the other parties if the closing of the Public Offering does not occur prior to such date.

Section 7.                  Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive each Closing Date.

Section 8.                  Definitions. Terms used but not otherwise defined in this Agreement shall have the meaning assigned to such terms in the Registration Statement.

Section 9.                    Miscellaneous.

A.                 Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement, other than assignments by the Purchasers to affiliates thereof (including, without limitation, one or more of its members).

B.                 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

C.                  Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement. Delivery of a signed counterpart of this Agreement by facsimile or electronic transmission shall constitute valid and sufficient delivery thereof.

D.                  Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

E.                  Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York.

F.                  Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

NABORS ENERGY TRANSITION CORP.

By:	/s/ Anthony G. Petrello
Name:	Anthony G. Petrello
Title:	President, Chief Executive Officer and Secretary

PURCHASERS:

NABORS LUX 2 S.A.R.L.

By:	/s/ Henricus Reindert Petrus Pollmann
Name:	Henricus Reindert Petrus Pollmann
Title:	Type A Manager

/s/ William J. Restrepo
William J. Restrepo

/s/ John Yearwood
John Yearwood

/s/ Guillermo Sierra
Guillermo Sierra

/s/ Siggi Meissner
Siggi Meissner

/s/ Maria Jelescu Dreyfus
Maria Jelescu Dreyfus

/s/ Colleen Calhoun
Colleen Calhoun

/s/ James R. Crane
James R. Crane

/s/ Robert C. Wood
Robert C. Wood

/s/ Miguel Rodriguez
Miguel Rodriguez

/s/ William Conroy
William Conroy

/s/ John P. Kotts
John P. Kotts

/s/ Jade Strong
Jade Strong

/s/ Brenda Pattillo
Brenda Pattillo

REMINGTON SPAC W, LLC

By:	/s/ Anthony G. Petrello
Name:	Anthony G. Petrello
Title:	Manager

Exhibit A

[Intentionally omitted.]